UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2010, the Board of Directors (the “Board”) of Alliant Techsystems Inc. (“ATK”) elected Karen Davies as Senior Vice President and President ATK Armament Systems, effective immediately, succeeding Mark W. DeYoung, who was elected as President and Chief Executive Officer of ATK effective February 4, 2010.  Ms. Davies previously served as Vice President and General Manager of the Small Caliber Systems division of ATK Armament Systems.

Also on March 8, 2010, the Board approved a management change by which John J. Cronin ceased to serve in the position of Senior Vice President and President ATK Mission Systems, effective immediately, and his employment with ATK will terminate on March 31, 2010.  The Board elected Bart R. Olson as interim President ATK Mission Systems to succeed Mr. Cronin, effective immediately.  Mr. Olson previously served as Vice President and General Manager of the Tactical Propulsion and Controls division of ATK Mission Systems.

A copy of the press release announcing these events is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with Mr. Cronin’s termination of employment, Mr. Cronin is expected to receive a severance payment, conditioned upon his execution of a general release of claims against ATK and agreement to confidentiality, non-compete, non-solicitation and non-disparagement provisions for a period of one year.  The components of Mr. Cronin’s compensation are disclosed in ATK’s proxy statement dated June 19, 2009.

Item 8.01.  Other Events.

On March 8, 2010, the Board approved the realignment of ATK’s business structure into four operating groups, effective April 1, 2010, to better align ATK’s capabilities and resources with its customers and markets.  As a result of  the realignment, ATK’s four operating groups will be as follows:

•                  Aerospace Systems, consisting of the ATK Space Systems group’s current businesses and the aerospace structures business currently within the ATK Mission Systems group.  Blake E. Larson, Senior Vice President and President ATK Space Systems, will lead the Aerospace Systems group.

•                  Armament Systems, consisting of the ATK Armament Systems group’s current businesses (except for commercial products and tactical accessories) and the precision munitions business currently within the ATK Mission Systems group.  Karen Davies, Senior Vice President and President ATK Armament Systems, will lead the Armament Systems group.

•                  Security and Sporting, consisting of the commercial products and tactical accessories businesses currently within the ATK Armament Systems group.  In connection with the formation of the new Security and Sporting group, the Board elected Ronald P. Johnson as Senior Vice President and President Security and Sporting, effective April 1, 2010.  Mr. Johnson has served as Vice President and General Manager of the Commercial Products division of ATK Armament Systems.

•                  Missile Products, consisting of the remaining businesses currently within the ATK Mission Systems group.  Bart R. Olson, interim President ATK Mission Systems, will lead the Missile Products group.

A copy of the press release announcing this realignment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release issued by ATK on March 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: March 11, 2010	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary